Aegis Equity LLC
1012  Prospect St. ,  Suite 300
La  Jolla, CA  92037


November 11, 2005

Re: Consulting Agreement

Dear Messrs. Horne and Ault,

This letter presents the terms of the consulting agreement (the "Agreement") between Digicorp (OTCBB: DGCO.OB) (the "Client"), having a place of business at 100 Wilshire Blvd., Suite 1750, Santa Monica, CA and Aegis Equity LLC (the "Company"), having a place of business at 1012 Prospect St., Suite 300, La Jolla, CA, as follows:

1. Term. Work under this Agreement commenced on or about Sept. 1, 2005 and will continue indefinitely until this Agreement is terminated in accordance with the provisions of the Termination section (Section 5) of this Agreement.

2. Services. The Company and its affiliates (collectively, "Affiliates") hereby agree to provide certain advisory and consulting services ("Services") to the Client, including but not limited to the following: M&A advisory services related to a proposed acquisition by the Client of Rebel Crew Films, Inc. and certain loans receivable of Rebel Crew Holdings LLC, including performance and coordination of due diligence, advice on integration, legal affairs, and four months of communications advisory services from the date of execution of this Agreement. The Company, its Affiliates and its Representatives shall at all times inform the Client of its activities in connection with performance of the Services and all such activities shall be expressly approved by the Client before the Company, its Affiliates or its Representatives may begin to conduct such activities. In connection with the foregoing Services, the Company will:

      (a) Consult with and assist the Client in developing and implementing appropriate plans and means for presenting the Client and its business plans, strategy and personnel to the financial community, establishing an image for the Client in the financial community, and creating the foundation for subsequent financial public relations efforts;

      (b) Introduce the Client to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and financial public relations professionals;

      (c) With the cooperation of the Client, maintain an awareness during the term of this Agreement of the Client's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Client in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

      (d) Assist and consult with the Client with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;



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      (e) Perform the functions generally assigned to stockholder  relations and public relations departments in major corporations, including: (i) responding to telephone and written inquiries (which may be referred to the Company by the Client); (ii) preparing press releases for the Client with the Client's
involvement   and   approval   of  such  press   releases,   reports  and  other
communications with or to shareholders, the investment community and the general public; (iii) consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and (iv), at the Client's request and subject to the Client's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

      (f) Upon and with the Client's direction and written approval, disseminate information regarding the Client to shareholders, brokers, dealers, other investment community professionals and the general investing public;

      (g) Upon and with the Client's direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Client's plans, goals and activities, and assist the Client in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

      (h) At the Client's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Client of the public relations implications thereof; and

      (i) Otherwise perform as the Client's consultant for public relations and relations with financial professionals.

3. Fees.

      (a) Client will pay Company an advisory fee (the "Fee") for the Services in the amount of 530,000 restricted shares of the Client's common stock, $.001 par value per share ("Common Stock"), cash from the sale of 100,000 free trading (unrestricted) shares of Client's Common Stock as distributed pro-rata from the sale of the entire stock position of Client held by Patient Safety Technologies, Inc. (4,016,027 shares), and warrants entitling the Company or its designee(s) to purchase 300,000 shares of the Client's Common Stock with an exercise price of $0.65 per share. The above restricted shares of Common Stock shall have piggy back registration rights and shall be delivered in certificate form within 15 business days of the execution of this agreement. As per section (d) below, should the Company receive notification from the Client that the proposed acquisition will not take place, the Company agrees to return all stock compensation within 15 business days of such notification.

      (b) In connection with the Fee, the Company hereby represents that it and each person who is issued securities as payment of the Fee is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company for itself, and on behalf of each person who is issued securities as payment of the Fee, further hereby represents that it is acquiring such securities for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act.



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      (c) To the extent that costs are incurred by the Company in performing the
Services, and whereas the Company intends to submit these costs to the Client for reimbursement, they shall be preapproved by an officer of the Client.

      (d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to any part of the Fee if the Client does not complete the proposed acquisition of Rebel Crew Films, Inc. and certain loans receivable of Rebel Crew Holdings LLC.

4. Additional Consultancy Fees.

      (a) The parties agree that if, during the Term of this Agreement and during the 12 months following the expiration of the Term of this Agreement, any of the following transactions are consummated following introductions made by the Company: debt or equity financing, merger and/or acquisition, or strategic or business partnership, then Client agrees to pay a mutually agreed upon consultancy fee to the Company, which shall be negotiated in good faith by the parties and paid to the Company no later than 30 days following the consummation of any such transaction. Such introductions shall include introductions made by the Company to Client of all broker dealers and intermediaries not having a preexisting relationship with Client as of the date of this Agreement, and all affiliates of such broker dealers and intermediaries.

      (b) The parties expressly acknowledge that the Company is not a registered broker/dealer and the Company is not being retained to offer, sell or place any securities of Client. While the Company and its principals have relationships and contacts with various financing sources, the Company's participation in the actual offer, placement or sale of the Company's securities shall be limited to that of an advisor to the Company and as a "finder" of suitable candidates for financing, acquisitions or mergers, and the Company does not normally provide such services. The Company will only be introducing the Client to such potential financing sources or merger and acquisition candidates and will not be responsible for the structuring of any transaction. Client acknowledges and agrees that the solicitation and consummation of any offer, placement or sale of Client's securities shall be handled by Client or by one or more NASD member firms engaged by Client for such purpose. The Company is not vested with authority, and shall not be required, to participate in any negotiations relating to the placement or sale of securities. No fees or other remuneration paid pursuant hereto shall relate to commissions for the placement or sale of securities, and the fees due hereunder are not contingent on the placement or sale of securities. Client acknowledges and agrees that all compensation to be paid to the Company hereunder shall be in consideration for bona fide consulting services. Any obligation to pay a consultancy fee hereunder shall survive the merging, acquisition, or other change in the form of entity of the Client and to the extent it remains unfulfilled Client expressly agrees to assign and transfer such obligation to any successor to the Client.

5. Termination. This Agreement shall terminate immediately upon the occurrence of the earliest of:

      (a) The passage of a period of 120 days from the date of execution of this Agreement;

      (b) The parties enter into a mutual written agreement to such termination; or

      (c) Any breach by either party of any provision of this Agreement, including without limitation any failure by either party to observe and to fully and faithfully perform each and all of its duties, responsibilities, and obligations pursuant to this Agreement, provided that the terminating party provides the party to be terminated with written notice of such breach and that such breach is not cured within 10 business days following such notice.



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6. Confidentiality.  The Company acknowledges and agrees that the Client will be
providing  the  Company,  its  directors,   executive  officers,  employees  and
Affiliates (collectively, "Representatives") certain data, documents, salary structure, plans, personnel needs, business, practices, and other information of Client and its corporate affiliates, which are either confidential, proprietary or otherwise not available to the public ("Information"). The Company and its Representatives hereby agree to: (a) keep the Information confidential, (b) not disseminate the Information to any third party, and (c) not use the Information
other  than  as  expressly   contemplated  by  this   Agreement.   All  physical
manifestations of the Information will be returned promptly and all derivations and copies of the Information will be physically and/or electronically destroyed immediately upon termination of this Agreement pursuant to paragraphs 4(a), (b) or (c).

7. Warranties. The Company and its Representatives agree to complete all work in a professional manner in conformance with industry standards. In the event that the Client is dissatisfied with any Services the Company and its Representatives have provided, the Company and its Representatives agree to use commercially reasonable means to reperform the Services in question, if requested in writing by the Client. In the event that reperformance of the Services in question is impossible and/or impractical in the judgment of the board of directors of the Client, the parties shall agree to work together in good faith to devise an equitable solution. If such an equitable solution is not reached within 30 days after written notice is provided by Client of its dissatisfaction with the Services in question, then the parties may seek to enforce their rights or remedies through any legally available means and to the extent permitted by applicable law.

8. Indemnification. The Client agrees to indemnify, defend and hold the Company and its Representatives harmless from any causes of legal action or resulting damages that may occur in connection with a breach by the Client of the terms of this Agreement. The Company agrees to indemnify, defend and hold the Client and its directors, executive officers, employees and affiliates harmless from any causes of legal action or resulting damages that may occur in connection with a breach by the Company of the terms of this Agreement.

9. Client Representations and Warranties. Client represents and warrants to the Company that (a) to the best of Client officers' knowledge and belief, any information furnished or to be furnished to the Company for use in the provision of the Company's advisory services, will contain no untrue statement of any material fact nor omit to state any material fact necessary to make the information furnished not misleading, except to the extent subsequently corrected prior to the date of use of such information with third parties and
(b) that if the circumstances or facts relating to information or documents furnished to the Company change at any time subsequent to the furnishing of such document or information to the Company and prior to the date of the consummation of any transaction, Client will inform the Company promptly of such changes and forthwith deliver to the Company documents or information necessary to ensure the continued accuracy and completeness of all information and documents previously furnished.

10. Company Representations and Warranties. The Company represents to Client that during the term of this Agreement that (a) neither it nor its employees or agents, if any, will make any untrue statement of material fact, and (b) all actions taken by it and its employees and agents on behalf of Client, in connection with any advisory services, will be conducted in compliance with all applicable state and federal laws.



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11. Other provisions.

      (a) Non-Assignment. Neither the Client nor the Company may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

      (b) Use of Logo. Neither party to this Agreement shall use the other party's marks, codes, drawings or specifications without the prior written permission of the other party.

      (c) Public Announcements. All press releases pertaining to and in connection with the underlying transactions contemplated by this Agreement will name the Company as an advisor to the Client in connection with such transactions and will be subject to the Client and Company's joint approval.

      (d) Independent Contractors. The parties agree that the Company is an independent contractor of Client, and nothing in this Agreement will be deemed to place the parties in any other relationship. As such, neither Company nor its Representatives shall have authority to enter into or execute any agreement, to incur any liability on behalf of Client, or to otherwise act on behalf of the Client.

      (e) Non-Waiver/Severability. Failure of either party to enforce any of its rights hereunder will not be deemed to constitute a waiver of its future enforcement of such rights or any other rights. If any provisions of this Agreement are held to be invalid, illegal, or unenforceable under present or future laws, such provisions will be struck from the Agreement or amended, but only to the extent of their invalidity, illegality or unenforceability. The parties will remain legally bound by the remaining terms of this Agreement, and will strive to reform the Agreement in a manner as consistent as reasonably possible with the original intent of the parties as expressed herein.

      (f) Force Majeure. Either party will be excused from any delay or failure in performance hereunder, caused by or due to any cause beyond its reasonable control, including, but not limited to acts of God, earthquake, flood, third party labor disputes, utility curtailments, power failures, explosions, civil disturbances, vandalism, riots, war, governmental actions, and acts or omissions of third parties. The obligations and rights of the party so excused will be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

      (g) Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California, without regard to conflict of law principles. Both parties submit to personal jurisdiction in California and further agree that any cause of action relating to this Agreement shall be brought exclusively in a court in Los Angeles County, California.

      (h) Integration. This Agreement expresses the complete and final understanding of the parties with respect to the subject matter hereof, and supersedes all prior communications between the parties, whether written or oral with respect to the subject matter hereof. No modification of this Agreement will be binding upon the parties hereto, unless in writing and executed by all of the parties hereto.



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      (i)  Notices.  Except  where other means of  communication  are  expressly provided for in this Agreement, all notices provided for under this Agreement will be in writing, signed by the party giving the same, and will be deemed properly given and received: (i) on the next business day after deposit for overnight delivery by an overnight courier service; or (ii) three business days after mailing, by registered or certified mail, return receipt requested. All such notices or other instruments or communications will be furnished with delivery or postage charges prepaid addressed to the Client at the address in paragraph 1 of this Agreement, or to the Company at the address listed on the letterhead of this Agreement. Either party may change its address for notices hereunder by written notice to the other party.

      (j) Survival. The respective obligations of the parties hereto, which by their nature would continue beyond the termination or expiration of this Agreement, including without limitation, the obligations under paragraphs 4, 5, 6, 7 and 8 shall survive termination of this Agreement for the period provided by the applicable statute of limitations.


                                      AEGIS EQUITY LLC


                                      By: /s/Patrick Gaynes
                                          ----------------------
                                             Patrick Gaynes
                                             Managing Director


ACCEPTED AND AGREED on this 11th day of November, 2005:

DIGICORP


By: /s/ William B. Horne
    ------------------------
        William B. Horne
        Chief Executive Officer



Patient Safety Technologies, Inc.


By: /s/ Milton "Todd" Ault III
    ------------------------------
        Milton "Todd" Ault III
        Chief Executive Officer


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